Exhibit 99.1

FOR IMMEDIATE RELEASE

BV Financial, Inc. Announces Completion of Conversion and Related Stock Offering

Baltimore, Maryland, July 31, 2023 — BV Financial, Inc. (the “Company”) (OTC Pink: BVFL), the holding company for BayVanguard Bank, announced that Bay-Vanguard, M.H.C., Inc. (the “MHC”), has completed its conversion from the mutual holding company to the stock holding company form of organization (the “Conversion”), and the Company has completed its related stock offering.  As a result of the closing of the Conversion, the MHC ceased to exist effective upon the closing of the Conversion.

The results of the stock offering were previously reported in the Company’s press release dated July 25, 2023.  After the sale of 9,798,980 shares in the recently completed offering and the exchange of the minority shares, approximately 11,374,706 shares of Company common stock are outstanding as a result of the Conversion, before taking into account adjustments for fractional shares.

The Company’s common stock is expected to trade on the Nasdaq Capital Market under the trading symbol “BVFL” beginning on August 1, 2023.

Book entry statements reflecting shares purchased in the offering are expected to be mailed to purchasers promptly following the closing.  Persons wishing to confirm their orders may contact the Stock Information Center at (443) 637-6212.

The Company’s transfer agent, Computershare, N.A., expects to mail Direct Registration System Book-Entry statements for shares purchased in the offering on or about August 1, 2023. Interest checks and checks for cash in lieu of fractional shares are also expected to be mailed out on or about August 1, 2023.

Luse Gorman, PC acted as legal counsel to the Company, the MHC and BayVanguard Bank.  Performance Trust Capital Partners, LLC, acted as marketing agent for the Company in connection with the offering, and Alston and Bird LLP acted as legal counsel to Performance Trust Capital Partners, LLC.

About BV Financial, Inc.

BV Financial, Inc. is the parent company of BayVanguard Bank. BayVanguard Bank is headquartered in Baltimore, Maryland with 15 banking offices in the Baltimore metropolitan area and the Eastern Shore of Maryland. BayVanguard Bank is a full-service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: risks related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s website, www.sec.gov.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above or other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contacts:

David M. Flair and Timothy L. Prindle
Co-President and Chief Executive Officers
BV Financial, Inc.
(410) 477-5000